STOCK OPTION AGREEMENT

                        WITH TOURING PROFESSIONAL GOLFERS

      STOCK OPTION AGREEMENT dated as of _______________ between TEARDROP GOLF COMPANY, a Delaware corporation (the "Company") and _________________ (hereinafter referred to as the "Optionee").

                              W I T N E S S E T H:

      WHEREAS, the Company proposes to issue to the Optionee Options (the "Options") to purchase the number of shares (the "Shares") of Common Stock of the Company, $.01 par value per share (the "Common Stock") set forth in one or more Option Certificates (the "Option Certificate") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement; and

      NOW, THEREFORE, in consideration of the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Grant. The Optionee is hereby granted the right to purchase, at any time during the periods set forth in the Option Certificate (the "Option Exercise Term"), such number of Shares at an initial exercise price (subject to adjustment as provided in Article 7 hereof) also set forth in an Option Certificate.

      2. Exercise of Options. The Options are exercisable at a price per share of Common as set forth in an Option Certificate payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 6 hereof. Upon surrender of the Option Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares at the Company's principal executive offices, the registered holder of a Option Certificate ("Holder") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Option Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares). In the case of the purchase of less than all the Shares, the Company shall cancel said Option Certificate upon the surrender thereof and shall execute and deliver a new Option Certificate of like tenor for the balance of the Shares.

      3. Issuance of Certificates. Upon the exercise of the Options, the issuance of certificates for the Shares purchased shall be made promptly without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 4 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the

Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      The Option Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Option Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

      Upon exercise, in part or in whole, of the Options, certificates representing the Shares purchased (collectively, the "Option Securities"), shall bear a legend substantially similar to the following:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

      4. Restriction on Transfer of Options. The Holder of a Option Certificate, by his acceptance thereof, covenants and agrees that the Options are being acquired as an investment and not with a view to the distribution thereof, and that the Options may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part.

      5. Price.

      5.1. Initial and Adjusted Exercise Price. The initial exercise price of each Option shall be the Exercise Price set forth on the Option Certificate. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 6 hereof.

      5.2. Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.


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

      6. Adjustments of Exercise Price and Number of Securities. The following adjustments apply to the Exercise Price of the Options with respect to the Shares and the number of Shares purchasable upon exercise of the Options. In the event the Exercise Price per Share and/or the number of Shares so purchasable is adjusted, then the Exercise Price of the Options shall be adjusted in the same proportion.

      6.1. Computation of Adjusted Price. In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

            (a) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

            (b) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

            For the purposes of any computation to be made in accordance with the provisions of this Section 6.1, the Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

      6.2. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

      6.3. Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 6, the number of Shares issuable upon the exercise of each Option shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Options immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

      6.4. Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation


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

of the property of the Company as an entirety, the Board of Directors, at its discretion, shall use its best efforts to provide for preservation of such rights of a Holder as it deems practiable.

      6.5. Determination of Outstanding Shares of Common Stock. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights, Options and upon the conversion or exchange of convertible or exchangeable securities.

      7. Replacement of Option Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Option Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Options, if mutilated, the Company will make and deliver a new Option Certificate of like tenor, in lieu thereof.

      8. Elimination of Fractional Interests.

            The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Options, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

      9. Reservation and Listing of Securities.

            The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Options, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Options and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder.

      10. Notices to Option Holders.

            Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Options and their exercise, any of the following events shall occur:

            (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or


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

            (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

            (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

            (d) reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

            (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company; then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least five (5) business days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or Options, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or Options, or any proposed dissolution, liquidation, winding up or sale.

      11. Notices.

            All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

            (f) If to a registered Holder of the Options, to the address of such Holder as shown on the books of the Company; or

            (g) If to the Company, to its corporate headquarters or to such other address as the Company may designate by notice to the Holders.

      12. Supplements and Amendments.


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

            The Company and the Optionee may from time to time supplement or amend this Agreement without the approval of any Holders of the Options and/or Option Securities in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Optionee may deem necessary or desirable and which the Company and the Optionee deem not to adversely affect the interests of the Holders of Option Certificates.

      13. Successors.

            All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

      14. Governing Law.

            This Agreement and each Option Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be construed in accordance with the laws of said State.

      15. Benefits of This Agreement.

            Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Optionee and any other registered holder or holders of the Option Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Optionee and any other holder or holders of the Option Certificates.

      16. Counterparts.

            This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   TEARDROP GOLF COMPANY


                                    By:
                                       -----------------------------------------
                                       Rudy A. Slucker
                                       President and Chief Executive Officer


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

                                    OPTIONEE


                                    --------------------------------


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

                                    EXHIBIT A

                                                                  _______ Shares

      THE SECURITIES ISSUABLE UPON EXERCISE OF STOCK OPTIONS ISSUED PURSUANT TO THE STOCK OPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                              TEARDROP GOLF COMPANY

                            Stock Option Certificate

      TearDrop Golf Company (the "Company"), a Delaware Corporation, hereby grants to the person named below an option to purchase shares of Common Stock, par value $.01 per share, of the Company (the "Option") under and subject to the Stock Option Agreement between the Company and ______________ (the "Agreement") exercisable on the following terms and conditions and those set forth in connection with this certificate:

     Name of Optionee:
                       ---------------------------------------------------------
              Address:
                       ---------------------------------------------------------

                       ---------------------------------------------------------

  Social Security No.:
                       ---------------------------------------------------------
     Number of Shares:
                       ---------------------------------------------------------
         Option Price:
                       ---------------------------------------------------------
        Date of Grant:
                       ---------------------------------------------------------

                             Exercisability Schedule
                             -----------------------
                                                Exercise Period
                                                ---------------
   Number of Shares Subject to Option     Commencement       Expiration Date
   ----------------------------------     ------------       ---------------
                                             Date
                                             ----

      The Option shall not be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended. By acceptance of this Option, the Optionee agrees to the terms and conditions hereof.

                              TEARDROP GOLF COMPANY

                        Stock Option Terms And Conditions

      1. Agreement Incorporated by Reference. This Option is issued pursuant to the terms of the Stock Option Agreement (the "Agreemenet) between TearDrop Golf Company, a Delaware corporation (the "Company) and Rudy A. Slucker. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Agreement. This certificate does not set forth all of the terms and conditions of the Agreement, which are incorporated herein by reference.

      2. Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

      3. Exercisability Schedule. This Option may be exercised at any time and from time to time for the number of shares and in accordance with the Agreement. This Option may not be exercised as to any shares after the Expiration Date.

      4. Method of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the President of the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash or by certified check. Promptly following such notice, the Company will deliver to the Optionee a certificate representing the number of shares with respect to which the Option is being exercised.

      5. Rights as a Stockholder. The Optionee shall not have any rights as a stockholder of the Company in respect of shares as to which the Option shall not have been exercised and payment made as provided above.

      6. Recapitalization, Mergers, Etc. As provided in the Agreement, in the event of certain corporate transactions affecting the Company's outstanding Common Stock, the number and kind of shares subject to this Option and the exercise price hereunder Committee shall be adjusted.

      7. Compliance with Securities Laws. It shall be a condition to the Optionee's right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (b) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionee, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

      8. Payment of Taxes. The Optionee shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law with respect to the exercise of this Option.

                                        TEARDROP GOLF COMPANY


                                    By:
                                       -----------------------------------------
                                          Rudy A. Slucker
                                          President and Chief Executive Officer

ACCEPTED:


-----------------------------------------

                                    EXHIBIT B

                          FORM OF ELECTION TO PURCHASE

            The undersigned hereby irrevocably elects to exercise the right, represented by this Option Certificate, to purchase _________ Shares of Common Stock and herewith tenders in payment for such securities, cash or a certified or official bank check payable to the order of TearDrop Golf Company in the amount of $_____________, all in accordance with the terms of that Stock Option Agreement dated as of ____________. The undersigned requests that a certificate for such securities be registered in the name of _________________________, whose address is _________________________________.


Date:                               Signature:________________________________ *


                                             _________________________________
                                              (Insert Social Security or Other
                                              Identifying Number of Holder)

                                    * Signature must conform in all respects to name of holder as specified on the face of the Option Certificate.